UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: (Date of earliest event reported): March 22, 2007
Input/Output, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12691 (Commission file number)	22-2286646 (I.R.S. Employer Identification No.)
2101 CityWest Blvd
Building III, Suite 400
Houston, Texas 77042
(Address of principal executive offices, including Zip Code)
(281) 933-3339
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     In this Current Report on Form 8-K, the terms “we,” “us” or “I/O” refer to Input/Output, Inc., and, where the context requires, Input/Output, Inc., together with its consolidated subsidiaries.
     On March 22, 2007, Input/Output, Inc. and certain of our domestic subsidiaries entered into a new $75.0 million revolving credit facility (the “Facility”). The terms of the Facility are set forth in a credit agreement dated as of March 22, 2007, among I/O, Citibank, N.A., PNC Bank, National Association and Whitney National Bank, as lenders, Citibank, N.A., as administrative agent, issuing lender, sole bookrunner and lead arranger, and PNC Bank, National Association, as syndication agent. I/O’s obligations under the Facility are guaranteed by our domestic subsidiaries that are parties to the credit agreement.
     The Facility is available for revolving credit borrowings to be used for our working capital needs and general corporate purposes, subject to a borrowing base. In addition, the Facility includes a $25.0 million sub-limit for the issuance of documentary and standby letters of credit. The Facility may also be used to fund the repayment of our 5.50% convertible senior notes indebtedness that is due on December 15, 2008 (“Convertible Notes”), so long as after funds are advanced for that purpose, there remains at least $30.0 million under the borrowing base that is available for borrowings under the Facility. The Facility includes an accordion feature under which the total commitments under the Facility may be increased by up to $25.0 million, subject to the satisfaction of certain conditions.
     The borrowing base is calculated based on the sum of (i) 85% of eligible accounts receivable, eligible foreign accounts receivable and insured foreign accounts receivable, plus (ii) the lesser of (x) thirty percent (30%) of eligible inventory or (y) $20.0 million. For purposes of this calculation, eligible foreign accounts receivable cannot exceed $23.5 million.
     The interest rate on borrowings under the Facility will be, at our option, (i) an “alternate base rate” (either Citibank’s prime rate or a federals funds rate plus 0.625%, plus an applicable margin) or (ii) for eurodollar borrowings, a LIBOR rate plus an applicable margin. The amount of the applicable margin will be based on our then-current leverage ratio as defined in the credit agreement. The applicable margin will be increased by 0.50% with respect to any borrowings that are applied to repay the Convertible Notes.
     The Facility is secured by liens on substantially all of the personal property of I/O and the guarantor subsidiaries, including pledges of shares or equity interests of certain subsidiaries.
     The credit agreement contains covenants that restrict us, subject to certain exceptions, from:
•	Incurring additional indebtedness, granting or incurring additional liens on our properties, pledging shares of our foreign subsidiaries, entering into certain merger or other change-in-control transactions, entering into transactions with our affiliates, making certain sales or other dispositions of our assets, making certain investments, acquiring other businesses and entering into sale-leaseback transactions with respect to our property;
•	Paying cash dividends on our common stock unless there is no event of default under the Facility and the amount of such dividends does not exceed 10% of our consolidated net income (as that term is defined in the credit agreement); and
•	Repurchasing and acquiring shares of our common stock unless there is no event of default under the Facility and the cash used for those repurchases and acquisitions do not exceed 10% of our consolidated net income.
     The credit agreement requires compliance with certain financial covenants, including requirements related to (i) maintaining a minimum fixed charge coverage ratio of 1.25 to 1, and (ii) not exceeding a maximum leverage ratio of 2.75 to 1 (provided that, upon the Company repaying the Convertible Notes, the maximum leverage ratio shall fall to 2.50 to 1 for 12 months and then 2 to 1 thereafter).
     The Facility replaces our $25.0 million revolving line of credit facility under the terms of a Revolving Credit and Security Agreement dated as of May 24, 2005 by and among I/O and certain of our subsidiaries, and PNC Bank, National Association, as a lender and as agent for the lenders. The PNC revolving credit facility was scheduled to mature in May 2008. There were no outstanding borrowings under the PNC revolving line of credit as of the closing date of the Facility.
     The credit agreement contains customary events of default provisions (including a “change of control” event affecting I/O), the occurrence of which could lead to an acceleration of our obligations under the credit agreement.
     The foregoing description of the credit agreement is qualified in its entirety by reference to the Credit Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 1.02 Termination of a Material Definitive Agreement.
     The text set forth in Item 1.01 regarding the termination of the former PNC revolving credit facility is incorporated into this section by reference.
     Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The text set forth in Item 1.01 regarding the terms and conditions of the credit agreement is incorporated into this section by reference.
Item 3.03 Material Modification of Rights of Security Holders.
     The text set forth in Item 1.01 regarding the terms and conditions of the credit agreement, including the restrictions on the payment of cash dividends and share repurchases by us, is incorporated into this section by reference.
Item 9.01 Financial Statements and Exhibits.
     (a) Financial statements of businesses acquired.
Not applicable.
     (b) Pro forma financial information.
Not applicable.
     (c) Shell company transactions.
Not applicable.

     (d) Exhibits.

Exhibit Number	Description

10.1	Credit Agreement dated as of March 22, 2007, by and among Input/Output, Inc., the Guarantors Party thereto, the Lenders Party thereto and Citibank, N.A., as Administrative Agent, Issuing Lender and Sole Bookrunner and Lead Arranger, and PNC Bank, National Association, as Syndication Agent.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 28, 2007	INPUT/OUTPUT, INC.
	By:	/s/ DAVID L. ROLAND
David L. Roland
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Credit Agreement dated as of March 22, 2007, by and among Input/Output, Inc., the Guarantors Party thereto, the Lenders Party thereto and Citibank, N.A., as Administrative Agent, Issuing Lender and Sole Bookrunner and Lead Arranger, and PNC Bank, National Association, as Syndication Agent.

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